Exhibit 10.1

** Certain information in this exhibit has been omitted and has been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934.

SOFTWARE AND SERVICES AGREEMENT

THIS SOFTWARE AND SERVICES AGREEMENT (“Agreement”) is made as of the 20th day of March, 2007 (the “Effective Date”) by and between Nitido Inc., with offices located at 1 Atlantic Avenue, Suite 210, Toronto, Ontario, Canada M6K 3E7 (“Licensor”) and Tucows Inc., with offices located at 96 Mowat Avenue, Toronto, Ontario, Canada M6K 3M1 (“Licensee”).

WHEREAS, Licensor owns or has the right to license certain computer software and software tools for the operations and development of web-based systems and applications, as further particularized below; and

WHEREAS, subject to the terms and conditions of this Agreement, Licensee wishes to license such web-based systems and applications and receive certain maintenance, support and consulting services in connection therewith, as further particularized herein

NOW, THEREFORE, in consideration of the mutual benefits of the covenants and restrictions herein contained, Licensor and Licensee hereby agree as follows:

1.1.   RECITALS AND DEFINITIONS

1.1.1.       Recitals: The above recitals and identification of the parties are true and correct.

1.1.2.       The following definitions shall apply in this Agreement:

1.1.2.1.        Activated Mailbox:  The term “Activated Mailbox” means a Mailbox that has been migrated onto or otherwise integrated with the Binary Software [*****************] (or any component thereof).

1.1.2.2.       Affiliate:  The term “Affiliate” means any entity controlled by, under direct or indirect common control by Licensee and whose Customers are being provided the same or substantially the same services from such Affiliate as Licensee’s Customers are from Licensee.

1.1.2.3.       Assessment Date:  The term “Assessment Date” means the quarterly assessment date used for the calculation of the number of Activated Mailboxes each calendar quarter during the Term, which date shall fall on each third monthly anniversary commencing April 1, 2007 for the duration of the Term.  For avoidance of doubt, the final Assessment Date shall be the date of termination or expiration of this Agreement.

1.1.2.4.       Binary Software:  The term “Binary Software” means

(i)      the NiM Platform in binary form (including NiM APIs, NiM SDK and associated build environment), as further described in “Attachment A – Software Product Description”;

(ii)     the Webmail AJAX Beta 3 application in binary form, as further described in “Attachment A – Software Product Description”;

(iii)    the WAP Server application in binary form, as further described in “Attachment A – Software Product Description”;

(iv)    the JME Client application in binary form, as further described in “Attachment A – Software Product Description”;

(v)     Protocols in binary form; and

(vi)    Updates and Enhancements in binary form, if any, to any of the foregoing supplied to Licensee pursuant to this Agreement.

1.1.2.5.       Consulting Fee(s): The term “Consulting Fee(s)” means any consulting fee(s) charged to Licensee by Licensor for the provision of consulting services pursuant to Section 1.5 hereunder, as further specified in “Attachment B – Fees”.

1.1.2.6.       Contract Year: The term “Contract Year” means each period of twelve consecutive calendar months commencing as of the Effective Date and occurring during the Term hereof.

1.1.2.7.       Customer:  The term “Customer” means any customer of Licensee or any of Licensee’s Affiliates.

1.1.2.8.       Customer License Agreement:  The term “Customer License Agreement” means the written or electronic agreement between Licensee or any of Licensee’s Affiliates, as the case may be, and their respective Customers that governs the use of Licensee’s or such Affiliate’s own services and/or proprietary software by such Customers, and which agreement shall apply equally to use of the Binary Software by such Customers pursuant to this Agreement.

1.1.2.9.       Defect:  The term “Defect” means programming or software design errors which substantially impair the performance, utility or functionality of the Binary Software (including Updates and Enhancements to the Binary Software, if any) as represented in the Specifications.

1.1.2.10.      Documentation:  The term “Documentation” means associated manuals, training materials or other documented instructions, provided to Licensee in hard copy or machine-readable form, which may be created by Licensor for the Binary Software.

1.1.2.11.      Effective Date: The term “Effective Date” means the date first noted above.

1.1.2.12.      Enhancements: The term “Enhancement” means any modification, adaptation, enhancement, or translation of the Binary Software [**] which improve or expand the functionality or features of the Binary Software [**] beyond that initially supplied to Licensee pursuant to subsection 1.2.1 hereunder, and that are made available by Licensor to Licensee upon request of Licensee pursuant to subsection 1.5.4 hereunder, but specifically excluding Updates.

1.1.2.13.      Hosted Email Service:  The term “Hosted Email Service” means the private labeled hosted email services for Mailboxes provided by Licensee or any of Licensee’s Affiliates on an outsourced basis to their respective Customers.

1.1.2.14.      Implementation Date:  The term “Implementation Date” means the date the Binary Software (or any component thereof) has been fully installed, configured and tested pursuant to subsections 1.3.2 - 1.3.4, as confirmed in writing by mutual agreement of the parties.

1.1.2.15.      Implementation Fee:  The term “Implementation Fee” means that fee charged to Licensee by Licensor for the completion of the project implementation tasks pursuant to subsection 1.3.1 hereunder, as further specified in “Attachment B – Fees”.

1.1.2.16.      Implementation Plan:  The term “Implementation Plan” has the meaning set out in subsection 1.3.1 hereunder (i).

1.1.2.17.          Intellectual Property Rights:  The term “Intellectual Property Rights” means

(i)    any and all intellectual property rights or other proprietary rights existing at any time under any patent law, copyright law, trade-mark law, design patent or industrial design law, or any other statutory provision, treaty, convention, common law principle or other legal principle; and

(ii)   any and all applications, registrations, licenses, sub-licenses, franchises, agreements or any other evidence of a right in any of the foregoing.

1.1.2.18.      Licensee Content:  The term “Licensee Content” means any materials provided by Licensee for incorporation in or use with the Binary Software [**********], including without limitation any software, text, graphics, video or audio files, trademarks, or other materials.

1.1.2.19.

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1.1.2.20.      Mailbox:  The term “Mailbox” means an electronic entry that defines a specific database instance through which email, instant messages, calendar events, contacts, documents and other data can be sent, received, stored, shared and managed through Licensee’s Hosted Email Service.

1.1.2.21.      Maintenance Subscription Fee:  The term “Maintenance Subscription Fee” means the fees payable by Licensee during the Term for (i) the license to the Binary Software[**********] and Documentation pursuant to subsection 1.2.1 hereunder and (ii) the provision of the maintenance and support services pursuant to Section 1.4, as further specified in “Attachment B – Fees”.

1.1.2.22.      Net Revenue:  The term “Net Revenues” means the gross revenues payable to Licensee from Customers for the sale, licensing or other commercial use or exploitation of any Activated Mailboxes less all applicable taxes (provided that taxes on Licensee’s revenue shall not be construed as “applicable taxes”), governmental levies, shipping, duties, insurance, and other like charges.

1.1.2.23.      Permitted Uses: The term “Permitted Uses” means [****************************] use of the Binary Software, Documentation [************************************] as the case may be, by Licensee and Licensee’s Affiliates (including any of their respective employees and agents) as part of Licensee’s Hosted Email Service; as [*******************] may be reasonably required to operate and maintain Licensee’s Hosted Email Service, including for the purposes of creating additional capacity or enhancing and developing incremental functionality.

1.1.2.24.      Protocols:  The term “Protocols” means any of Licensor’s proprietary protocols supplied to Licensee as part of the Binary Software that enable communication between or amongst client-side and server interface components.

1.1.2.25.

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1.1.2.26.      Specifications:  The term “Specifications” means the functional and technical requirements of the Binary Software, as more particularly identified in “Attachment A – Software Product Description” attached hereto and in the Documentation.

1.1.2.27.      Support Services:  The term “Support Services” means the support services provided by Licensor to Licensee pursuant to subsection 1.4.2.

1.1.2.28.      Term: The term “Term” shall mean a period of time starting with the Effective Date and continuing until terminated in accordance with Section 1.9 of this Agreement.

1.1.2.29.      Update:  The term “Update” means modifications to the Binary Software (including bug fixes and patches) which improve or expand the performance of the Binary Software beyond that initially licensed by Licensee, and that are made generally available by Licensor at no additional charge to its clients who purchase software maintenance and support services (including Licensee), but specifically excluding Enhancements.  For avoidance of doubt, Updates are supplied to Licensee in consideration of Licensee’s payment of the Maintenance Subscription Fee.

1.1.2.30.      Upgrade:  The term “Upgrade” means a major release of the Binary Software made commercially available by Licensor for license at an additional fee, as determined by Licensor in its sole discretion.  Licensee shall be provided reasonable prior notice of any prospective Upgrades. For avoidance of doubt, provision of Upgrades by Licensor are outside the scope of this Agreement and are available at additional charge to Licensee[*******************************************]

1.2.         SCOPE OF LICENSE AND LICENSOR INTELLECTUAL PROPERTY RIGHTS

1.2.1.      Subject to the terms of this Agreement and for the duration of the Term, Licensor grants to Licensee a personal, enterprise-wide, non-exclusive and non-transferable license to: (i) use the Binary Software[**********] and Documentation for the Permitted Uses; and (ii) pursuant to a Customer License Agreement, sublicense Customers the right to use the Binary Software in connection with such Customers’ use of Licensee’s Hosted Email Service.

1.2.2.      Licensee may not, and shall not cause or permit any person to, reverse engineer, decompile, disassemble or otherwise attempt to determine [**********]Protocols from the Binary Software.  Licensee may not remove Licensor’s proprietary legends and notices from the Binary Software[**********] or Documentation.

1.2.3.      Except as expressly permitted hereunder for the Permitted Uses, Licensee may not reproduce the Binary Software[**********]or Documentation for sublicensing, resale, or distribution, including without limitation, distributing the Binary Software[**********] or Documentation as stand-alone software (whether as a separate software product or application or bundled / integrated with any other software product or application).

1.2.4.      All right, title and interest in and to the Binary Software[**********] and Documentation, including all Intellectual Property Rights therein, are and shall remain the exclusive property of Licensor. No ownership rights in or to the Binary Software[**********] or Documentation granted to Licensee by this Agreement.

1.2.5.      Without limiting the generality of the preceding subsection 1.2.4, all right, title and interest in and to any Enhancements, including all Intellectual Property Rights therein, shall be the exclusive property of Licensor.  To the extent Licensee acquires any rights in the Enhancements by operation of law, Licensee hereby assigns and transfers, and shall cause each of its employees and contractors which perform all or any part of the development of the Enhancements (collectively, “Licensee Representatives”) to assign and transfer, to Licensor all of Licensee’s and Licensee Representatives’ right, title and interest, including all Intellectual Property Rights therein, in and to the Enhancements or any portion thereof.  In connection with such assignment, Licensee hereby waives and shall cause each Licensee Representative to waive in whole in favour of Licensor all moral rights and other rights of integrity Licensee and Licensee Representatives may have in such assigned Enhancements.

1.2.6.      All rights not expressly granted to Licensee herein are reserved by Licensor.

1.3.         PROJECT IMPLEMENTATION AND Acceptance testing

1.3.1.      Following the execution of this Agreement, Licensor shall undertake the following project implementation tasks:

(i)    promptly determine and document Licensee’s specific functional, migration and environmental requirements for the Binary Software, and deliver to Licensee for sign-off an implementation plan with respect to same (the “Implementation Plan”);

(ii)   install, configure and integrate the NiM Platform and Webmail AJAX Beta 3 application in accordance with the Implementation Plan so that the foregoing Binary Software is operational with the following service components of Licensee’s Hosted Email Service:

1.     IMAP Mail System:

a.     For mail retrieval

2.     SMTP Mail System

a.     For sending mail through Licensee’s infrastructure

3.     AAA (Authentication, Authorization, Abstraction) System

a.     For retrieving Webmail-specific user information, passwords, POP/IMAP settings, quotas, filters

4.     APP (Account Provisioning Protocol) System

a.     For updating passwords and filters

5.     Webmail Settings System

a.     For retrieving and updating mailbox-specific settings such as permissions, language, Webmail features, and locale

b.     For retrieving users’ address books

6.     EMD2 (Email Defense Portal)

a.     For notification of SPAM email via user action

b.     For alerting user if user’s outgoing messages have been marked as SPAM

(iii)  [**************************];

(iv)  provide a 5-day training session in which a senior engineer of Licensor shall train Licensee’s technical development staff on the NiM Platform (including NiM SDK), to be followed up with up to 20 hours of mentoring of such staff from time to time upon request of Licensee; and

(v)   deliver the WAP Server and JME Client applications by June 1st, 2007 and September 1, 2007, respectively, provided that the installation, configuration and integration of either of the foregoing Binary Software applications shall be subject to additional Consulting Fees pursuant to Section 1.5.

1.3.2.      From time to time during the Term, Licensor shall notify Licensee in writing that the Binary Software or any portion thereof is ready for acceptance testing.  Licensee shall have a period of fifteen (15) business days or such other period mutually agreed to in writing by the parties (the “Acceptance Testing Period”) from the date of such notice to inspect, operate, evaluate and test the Binary Software or any portion thereof delivered to Licensee for acceptance testing (the “Acceptance Test”).  Licensor shall meet the reasonable requests of Licensee for telephone advice and assistance in connection with the Acceptance Test to be performed by Licensee.

1.3.3.      If, prior to the end of the Acceptance Testing Period, Licensee completes the Acceptance Test, it shall provide immediate written notice of such completion to Licensor.  However, if during the Acceptance Testing Period Licensee notifies Licensor in writing (a “Deficiency Notice”) of any Functional or Technical Deficiencies in the Binary Software or any portion thereof, Licensor shall correct such deficiencies within fifteen (15) business days, or provide a timeline if the correction is deemed to require more than fifteen (15) business days to rectify. A “Functional or Technical Deficiency” refers to any deficiency that renders the Binary Software or any portion thereof inoperable or otherwise materially non-complying as provided for in the Specifications.  In such event, the Acceptance Testing Period shall be extended for the applicable period of time and the provisions of this subsection 1.3.2 shall re-apply.

1.3.4.      Licensee shall be deemed to have completed the Acceptance Test and have accepted the Binary Software or any portion thereof on the earlier of: (a) the provision by Licensee of a written notice to Licensor specifying that Licensee has completed the Acceptance Test; or (b) the expiry of any applicable Acceptance Testing Period if Licensee does not provide a Deficiency Notice to Licensor during such Acceptance Testing Period.

1.4.         Maintenance AND SUPPORT Services

1.4.1.      Provision of Maintenance (Updates): Licensor shall deliver each Update within thirty (30) days after the date that such Update is released by Licensor.  Along with such Updates, Licensor shall provide Licensee with Documentation describing the purpose, function and utility of such Update.  Upon delivery to Licensee, all Updates will be deemed part of the Binary Software licensed to Licensee hereunder.  Implementation of Updates shall be deemed to be consulting services provided by Licensor to Licensee pursuant to Section 1.5.

1.4.2.      Provision of Support: Licensor shall provide Licensee with the support services for the Binary Software as specified in “Attachment C – Support Services”, where Licensor shall provide up to one hundred and fifty hours (150) of such support in any Contract Year in partial consideration of Licensee’s payment of the Subscription Maintenance Fee.  Additional blocks of time for support services are available for purchase in increments of fifty (50) hours, as further specified in “Attachment B – Fees”.  For avoidance of doubt, any such support services shall be provided for the Binary Software (including Updates, if any) but specifically exclude support for Enhancements or Custom Software unless such support is expressly stipulated in the applicable SOW.

1.4.3.      Customer Cooperation: Licensee shall cooperate with Licensor by granting reasonable access to the Binary Software in Licensee’s possession and to Licensee’s relevant systems (including without limitation the Hosted Email Service) as well as providing data and information reasonably required by Licensor to provide.  Licensee acknowledges that Licensor’s performance of the support services is dependent in part on Licensee’s actions and that any dates or time periods relevant to the performance of the support services by Licensor shall be appropriately extended to account for any delays due to Licensee’s failure to perform any of its obligations pursuant to this Agreement.

1.5.         Consulting Services

1.5.1.      The Consulting Fee(s) payable by Licensee for any consulting services described in this Section 1.5 shall be paid for by Licensee at the rates specified in “Attachment B – Fees”.  All such consulting services shall be defined in a written statement of work (an “SOW”) prepared by mutual agreement of the parties.  Each SOW shall be deemed a part of this Agreement upon execution by both parties, provided that in the event of any conflict between this Agreement and an SOW, this Agreement shall govern unless otherwise expressly provided for in the applicable SOW.  Any SOW may be terminated (i) by Licensee for convenience on thirty (30) days’ notice with payment of all amounts accrued for work in progress then due, and (ii) by either party as provided for in subsection 1.9.2, mutatis mutandis, unless otherwise expressly stipulated in the applicable SOW.

1.5.2.      Initial Implementation Scope:  Licensee acknowledges that, based on the discussions between the parties prior to the Effective Date and the requirements and expectations established therefrom, Licensor has estimated that the initial implementation of the NiM Platform and Webmail AJAX Beta 3 application as set out in subsection 1.3.1(ii) should be completed by Licensor within approximately six weeks from commencement of same in accordance with the Implementation Plan.   As such, Licensor agrees that in the event such implementation takes longer than such estimated time period or requires implementation related tasks beyond those specified in the Implementation Plan, Licensee and Licensor shall negotiate in good faith and on commercially reasonable terms additional Consulting Fees payable for the completion of such implementation.

1.5.3.      Implementation of Updates:  Subject to the availability of Licensor’s resources, Licensee may elect to use the services of Licensor to implement any Updates delivered to Licensee pursuant to this Agreement.

1.5.4.      Enhancements: Following the initial implementation of the Binary Software pursuant to subsection 1.2.1, upon discovering a desired Enhancement(s) to the Binary Software [***********], Licensee may request to Licensor the design and implementation of such Enhancement(s).  Any request for an Enhancement shall be submitted to Licensor in writing. The design and implementation of any such Enhancement(s) shall be subject to the availability of Licensor’s resources and in accordance with the terms mutually agreed by the parties therefor.  Upon delivery to Licensee, all Enhancements will be deemed part of the Binary Software [**********************************], licensed to Licensee hereunder.   Along with such Enhancement, Licensor shall provide Licensee with Documentation describing the purpose, function and utility of such Enhancement.

1.5.5.      Custom Software Development.  In addition, Licensee may request to Licensor consulting and development services for the design and implementation of custom software (“Custom Software”).  Any request for Custom Software shall be submitted to Licensor in writing. The design and implementation of any such Custom Software shall be subject to the availability of Licensor’s resources and in accordance with the terms mutually agreed by the parties therefor.

Upon delivery to Licensee and payment therefor, all Custom Software will be deemed the exclusive property of Licensee, provided that nothing in this Agreement shall preclude Licensor from using any ideas, concepts, know-how, techniques and methodologies related to the Custom Software that do not constitute Licensee’s Confidential Information.

1.5.6.      Training: At the request of Licensee, Licensor shall provide on-site individual training to Licensee beyond that contemplated in subsection 1.2.1.  Such on-site training shall include individualized instruction and training on using and operating the Binary Software for persons designated by Licensee.  Such training shall include instructions and guidelines on performing the functions and processes described in the Documentation.

1.5.7.      Schedule Restrictions: The consulting services to be provided by Licensor hereunder shall be performed during the hours of 9:00 a.m. through 5:00 p.m., Eastern Standard Time, Monday through Friday (excluding Licensor holidays)

1.5.8.      Customer Cooperation: Licensee shall cooperate with Licensor by granting reasonable access to the Binary Software in Licensee’s possession and to Licensee’s relevant systems (including without limitation the Hosted Email Service) as well as providing data and information reasonably required by Licensor to provide.  Licensee acknowledges that Licensor’s performance of the consulting services is dependent in part on Licensee’s actions and that any dates or time periods relevant to the performance of the consulting services by Licensor shall be appropriately extended to account for any delays due to Licensee’s failure to perform any of its obligations pursuant to this Agreement.  Furthermore, if such failure remains uncorrected after the reception by Licensee of a notice with respect to such failure, Licensor may charge Licensee the additional expenses, as per Consulting Fees then in effect, caused by any such delay not reasonably corrected by Licensee.

1.6.         [*******************************************] INTELLECTUAL PROPERTY RIGHTS

1.6.1.      All right, title and interest in and to any [*****************************], including all Intellectual Property Rights therein, are and shall remain the exclusive property of Licensee, provided that, notwithstanding such ownership and in consideration of Licensor’s grant of the licenses to Licensee pursuant to subsection 1.2.1 [******************************************* ********************], use of such [**************************************************] by or on behalf of Licensee shall be strictly limited to the Permitted Uses at all times during the Term or any time thereafter.

1.6.2.      For avoidance of doubt, except as expressly permitted hereunder for the Permitted Uses, Licensee may not reproduce [***************************************]for sublicensing, resale, or distribution, including without limitation, distributing [*****************************]as stand-alone software (whether as a separate software product or application or bundled / integrated with any other software product or application) at all times during the Term or any time thereafter.

1.6.3.      Subject to the foregoing subsections 1.6.1 and 1.6.2, all right, title and interest in and to the Hosted Email Service and any other of Licensee’s proprietary systems and software, including all Intellectual Property Rights therein, are and shall remain the exclusive property of Licensee, whether or not associated with Licensee’s Hosted Email Service and whether or not pre-existing or otherwise developed by Licensee in connection with this Agreement.

1.7.         CONFIDENTIALITY AND PROTECTION [OF SOURCE CODE]

1.7.1.      “Confidential Information” shall mean the terms of this Agreement, the Binary Software, Documentation [********************] licensed to Licensee hereunder, and any other information a party discloses to the other which has been either (i) characterized in writing as confidential at the time of its disclosure or (ii) orally characterized as confidential at the time of disclosure, except for information which the receiving party can demonstrate: (a) is previously rightfully known to the receiving party without restriction on disclosure; (b) is or becomes, from no act or failure to act on the part of the receiving party, generally known in the relevant industry or public domain; (c) is disclosed to the receiving party by a third party as a matter of right and without restriction on disclosure; or (d) is independently developed by the receiving party without access to Confidential Information of the disclosing party.  Each receiving party shall at all times, both during the term hereof and for a period of ten (10) years after termination of this Agreement for any reason whatsoever, keep in confidence all such Confidential Information using a standard of care such party uses with its own information of this nature, but in no event less than reasonable care [*************************************************************************].  The receiving party shall not use any Confidential Information other than in the course of its duties or as permitted hereunder.  Without the prior written consent of the disclosing party, the receiving party shall not disclose any Confidential Information except on a “need to know” basis, and only to the extent required, to an employee or contractor of the receiving party under binding obligations of confidentiality substantially similar to those set forth herein.  The terms of confidentiality under this Agreement shall not be construed to limit either party’s right to independently develop or acquire products without use of the other party’s Confidential Information. Immediately upon the termination of this Agreement, the receiving party will return to the disclosing party all Confidential Information of the disclosing party and all documents or media containing any such Confidential Information and any and all copies or extracts thereof.

1.7.2.      If a receiving party is legally compelled to disclose any of the disclosing party’s Confidential Information, then, prior to such disclosure, the receiving party will firstly assert the privileged and confidential nature of the Confidential Information, and secondly cooperate fully with the disclosing party in protecting against any such disclosure and/or obtaining a protective order narrowing the scope of such disclosure and/or use of the Confidential Information.  In the event such protection is not obtained, the receiving party shall disclose the Confidential Information only to the extent necessary to comply with the applicable legal requirements.

1.7.3.      Notwithstanding subsection 1.7.2, if a receiving party is legally compelled to disclose the terms of this Agreement pursuant to statutory or regulatory disclosure requirements for a publicly traded company, the receiving party will firstly provide prompt notice of such legally compelled disclosure to the disclosing party, and secondly assert the privileged and confidential nature of the disclosing party’s Confidential Information with the applicable administrative authority.  In addition, where available the disclosing party may seek to obtain a protective order with the applicable administrative authority narrowing the scope of such disclosure and/or use of the Confidential Information.  In the event such protection is not obtained, the receiving party shall disclose the Confidential Information only to the extent necessary to comply with the applicable legal requirements.

1.7.4.

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1.7.5.      Each party expressly agrees that monetary damages would be inadequate to compensate the other for any breach of any provision of this section, that any such breach or threatened breach of this section will cause irreparable injury to the other party and that, in addition to any other remedies that may be available, at law or in equity, the other party shall be entitled to obtain injunctive relief against the threatened breach of any provision of this section or the continuation of any such breach without the necessity of proving actual damages.

1.8.         FEES AND OTHER CONSIDERATION

1.8.1.      Implementation Fee:  Upon completion of the implementation of the NiM Platform and Webmail AJAX Beta 3 application as set out in subsection 1.3.1(ii), Licensee shall pay Licensor the Implementation Fee, as further specified in “Attachment B – Fees”.

1.8.2.      Maintenance Subscription Fees:  Licensee shall pay Licensor the Maintenance Subscription Fees due and payable for the then current number of Activated Mailboxes in accordance with the fee structure as further specified in “Attachment B – Fees”.  No later than fifteen (15) days after each Assessment Date, Licensee shall provide Licensor with a written report (the “Quarterly Report”) by electronic mail calculating the aggregate Maintenance Subscription Fees due and payable as of such Assessment Date and detailing: (i) each Customer with one or more Activated Mailboxes, represented as a line item on an anonymous basis; (ii) the number of Activated Mailboxes for each such Customer; (iii) the Net Revenue per Activated Mailbox payable to Licensee from each such Customer; and (iv) the Maintenance Subscription Fees due and payable by Licensee for the Activated Mailboxes of each such Customer.  Licensee shall pay Licensor the aggregate Maintenance Subscription Fees within forty-five (45) days of the date of the Quarterly Report and in no event later than sixty (60) days after each Assessment Date.

1.8.3.      Consulting Fees:  Consulting Fees shall be payable by Licensee in accordance with the fee structure specified by mutual agreement of the parties therefor.  Any invoice issued by Licensee in connection therewith shall be due and payable by Licensee within thirty (30) days of the date of the invoice.

1.8.4.      In addition to all charges specified in this Agreement and Licensor’s invoices, Licensee agrees to pay or reimburse Licensor for all federal, state or provincial, local, or other taxes, including, without limitation, sales, use, value added, or excise taxes, or any amounts levied in lieu thereof, based on charges set forth in this Agreement or any related invoices, except to the extent Licensee provides Licensor herewith a valid tax exemption certificate.

1.8.5.      Any fees or charges not paid by Licensee within the time periods specified in this Agreement shall bear interest at the then current prime rate of interest of the Bank of Montreal plus two percent annually, calculated monthly on such overdue balances.

1.8.6.      Licensor reserves the right to change any fees or charges payable hereunder upon at least ninety (90) days’ prior written notice to Licensee of any such increase, provided that any such increase shall not affect the then current term of this Agreement (i.e., the initial term or renewal term, as the case may be).

1.8.7.      All prices quoted in this Agreement, including “Attachment B – Fees”, are in US Dollars.

1.8.8.      In addition, for the duration of the Term and in consideration of Licensor’s grant of the licenses to Licensee pursuant to subsection 1.2.1, Licensee agrees to provide Licensor, at no additional charge to Licensor, with up to two hundred thousand (200,000) Mailboxes (if and when requested by Licensor) for use or resale by Licensor, where such Mailboxes shall include the standard features set out in Licensee’s Hosted Email Service proposal to Licensor dated January 18, 2007, and the provision of which Mailboxes shall be governed by a separate agreement between Licensor and Licensee, to be attached hereto as “Attachment D – Service Provider Agreement” .

1.9.         TERM AND TERMINATION

1.9.1.      The term of this Agreement shall commence as of the Effective Date and shall expire three (3) years from the Implementation Date, unless earlier terminated pursuant to the terms and conditions hereunder. This Agreement shall automatically renew for successive one (1) year periods on the anniversary of the Implementation Date, unless written notice is provided by either party to the other party indicating the intention not to renew this Agreement at least sixty (60) days prior to the expiry of the initial term or any renewal term, as the case may be.

1.9.2.      Either party will have the immediate right, but not the obligation, to terminate this Agreement, without prejudice to any other rights or remedies under this Agreement or at law or in equity, if the other party:

(i)    fails to cure a material breach of its obligations under this Agreement or does not cease any conduct in violation of this Agreement within thirty (30) days following written notice of such breach or violation from the other party; or

(ii)   ceases to carry on business, becomes or is declared insolvent or bankrupt, is subject to any proceeding relating to its liquidation, insolvency or for the appointment of a receiver or similar officer for it, makes a general assignment for the benefit of all or substantially all of its creditors, or enters into an agreement for the composition, extension or readjustment of all or substantially all of its obligations.

1.9.3.

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1.9.4.      Within thirty (30) days after the date of termination of this Agreement for any reason whatsoever, Licensee shall destroy the Binary Software [**********] and all copies, in whole or in part, and all Documentation relating thereto, and any other Licensor confidential information in Licensee’s possession that is in tangible form.  Upon request of Licensor, Licensee shall provide Licensor with a certificate of compliance with this Section signed by an authorized representative of Licensee.

1.9.5.      In the event of any termination of this Agreement for any reason whatsoever, the provisions of this Agreement which by their nature extend beyond the termination of this Agreement will survive and remain in effect until all obligations are satisfied

1.10.       AUDIT [**********] RIGHTS

1.10.1.     Licensor may, at any time with seven (7) days prior written notice (unless it conflicts with Licensee’s quarterly or annual audit in which case such prior notice shall be twenty one (21) days), request and gain access to Licensee’s premises subject to Licensee’s security procedures, for the limited purpose of conducting an audit to determine and verify that Licensee is in compliance with the terms of this Agreement (including but not limited to the payment of Maintenance Subscription Fees).  Licensee will promptly grant such access and cooperate with Licensor in the audit. The audit will be conducted by an independent auditor in a manner not intended to unreasonably disrupt Licensee’s business and will be restricted in scope, manner and duration to that reasonably necessary to achieve its purpose.  The foregoing audit shall be at the sole expense of Licensor unless the results of such inspection disclose an underpayment by Licensee of five percent (5%) or more, in which event Licensee shall bear all costs of such audit. The independent accountant performing the foregoing audit shall be acceptable to Licensee, acting reasonably, and shall agree in writing to be bound by obligations of confidentiality that, in Licensee’s reasonable opinion, adequately protect any Confidential Information of Licensee that such accountant may have access to or receive during the audit prescribed in this subsection 1.10.1

1.10.2.

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1.11.       WARRANTIES AND LIMITATION OF LIABILITy

1.11.1.     Software Warranty.  Licensor hereby represents and warrants to Licensee that, as of the Implementation Date and for the duration of the Term, the Binary Software, when installed and/or used in accordance with Licensor’s instructions, shall operate and function in substantial conformity with the Specifications.  Licensee acknowledges that the Binary Software is of a complicated and technical nature and may have minor or inherent defects.  In connection therewith Licensor shall, as Licensee’s sole and exclusive remedy and Licensor’s sole and exclusive obligation under this Agreement, use commercially reasonable efforts to correct any Defects, provided, that Licensor’s obligation to correct any such failure pursuant to this subsection is subject to receipt by Licensor from Licensee of written notice that sets forth the Defect and such other information as is reasonably necessary to permit Licensor to verify and reproduce such failure.  Licensee acknowledges that Licensor’s warranty is solely for the benefit of Licensee, who has no authority to extend this warranty to any other person or entity.  [************************ **************************************************].

1.11.2.     Licensee Content Warranty.  Licensee hereby represents and warrants that Licensee has the full power and authority to provide the Licensee Content to Licensor for use with, and/or embodiment in, the Binary Software [******************] by Licensor in the course of Licensor’s performance of any implementation or consulting services hereunder, without the consent of any other person.

1.11.3.     Corporate Warranties.  Each party represents and warrants to the other that the execution and delivery of this Agreement and the performance of the covenants and agreements herein contained are not limited or restricted by and are not in conflict with any contract, agreement or other instrument to which either party is bound or by any rights or interests of any other person.

1.11.4.     EXCEPT AS SPECIFICALLY PROVIDED HEREIN, LICENSOR MAKES NO WARRANTIES OR REPRESENTATIONS WITH RESPECT TO THE BINARY SOFTWARE[******************]  OR DOCUMENTATION, WHETHER EXPRESS OR IMPLIED BY LAW, USAGE OF TRADE, COURSE OF DEALING OR OTHERWISE (INCLUDING WITHOUT LIMITATION ANY WARRANTIES OF MERCHANTIBILITY, SATISFACTORY QUALITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT OF THE RIGHTS OF THIRD PARTIES) AND LICENSOR EXPRESSLY DISCLAIMS ALL REPRESENTATONS AND WARRANTIES TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW.

WITHOUT IN ANY WAY LIMITING THE FOREGOING, LICENSOR MAKES NO REPRESENTATION OR WARRANTY WITH RESPECT TO THE PERFORMANCE OR RESULTS OBTAINED USING THE BINARY SOFTWARE [******************], OR THAT THE BINARY SOFTWARE [******************] WILL BE ERROR FREE OR CORRECTED IN THE EVENT OF DISCOVERY OF ANY ERRORS.

1.11.5.     IN NO EVENT SHALL EITHER PARTY HAVE ANY LIABILITY TO THE OTHER OR ANY OTHER PERSON OR ENTITY FOR ANY INDIRECT, INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES WHATSOEVER, INCLUDING, BUT NOT LIMITED TO, LOSS OF REVENUE OR PROFIT, LOST OR DAMAGED DATA OR OTHER COMMERCIAL OR ECONOMIC LOSS, HOWSOEVER FRAMED (IN CONTRACT OR IN TORT) AND WHETHER OR NOT FORESEEABLE, AND EVEN IF ADVISED OF THE

POSSIBILITY OF SUCH DAMAGES.

WITH THE EXCEPTION OF DAMAGES EXPRESSLY INDEMNIFIED UNDER SECTION 1.12 OR ARISING FROM BREACH OF SECTIONS 1.2, 1.6 OR 1.7, NEITHER PARTY’S MAXIMUM AGGREGATE LIABILITY TO THE OTHER SHALL EXCEED THE TOTAL FEES PAID BY LICENSEE HEREUNDER.

THE LIMITATIONS IN THIS SECTION SHALL APPLY WHETHER OR NOT THE ALLEGED BREACH OR DEFAULT IS A BREACH OF A FUNDAMENTAL CONDITION OR TERM OR A FUNDAMENTAL BREACH OF THIS AGREEMENT.

1.12.       INDEMNITIES

1.12.1.               Licensor will indemnify, defend and hold Licensee harmless against any and all claims, damages and expenses (including reasonable legal fees) that use of the Binary Software in accordance with this Agreement infringes the Intellectual Property Rights of any third party.

1.12.2.               Licensor’s obligations hereunder are expressly conditioned upon all of the following: (a) prompt written notice to Licensor of any such claim of infringement of which Licensee has actual knowledge; (b) Licensor is given and has full and complete control over the defense and settlement of such claim, provided that any such defense or settlement in no way derogates from Licensee’s rights under this Agreement; and, (c) Licensee provides to Licensor reasonable assistance in the defense of such claim

1.12.3.               If such claim has occurred or, in Licensor’s opinion is likely to occur, Licensee agrees to permit Licensor, at Licensor’s option and expense, either to procure for it the right to continue using the Binary Software or to replace or to modify same so that it becomes non-infringing, provided that any such replacement or modification is substantially equivalent.  If neither of the foregoing alternatives is reasonably available: (a) Licensee agrees, upon written notice from Licensor, to return or to destroy the original and all copies of the Binary Software; and (b) Licensor agrees to reimburse Licensee on the following basis:  (i) Licensor, acting reasonably, will determine the expected usage life of the Binary Software; (ii) Licensor shall then divide the actual time Licensee has had uninterrupted usage of the Binary Software by the expected usage life and shall multiply this ratio against those fees and charges paid by Licensee to Licensor in connection with such affected Software (collectively, the “Software Charges”); and (iii) the amount so determined shall be deducted from such Software Charges and the result shall be the reimbursement to be paid by Licensor to Licensee pursuant to this Section.

1.12.4.               Licensor shall have no obligation to defend Licensee or to pay damages or expenses incurred by Licensee for any claim of infringement arising from: (i) Licensee’s designs, specifications or express instructions regarding the Binary Software; (ii) use of the Binary Software by Licensee with any hardware or software other than that specified in the Documentation, if such claimed infringement would have been avoided by not using such other hardware or software; or (iii) modification to the Binary Software by Licensee other than by Licensor, where such modification is directly or indirectly responsible for the claimed infringement.

1.12.5.               Indemnification:  Except for infringement claims indemnified by Licensor pursuant to this Section, Licensee shall defend, indemnify and hold harmless Licensor against any and all claims, damages and expenses (including reasonable legal fees) arising from Licensee’s use of the Binary Software and Licensor’s use of the Licensee Content.

1.13.       MISCELLANEOUS

1.13.1.               Entire Agreement. This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all prior and contemporaneous agreements and communications, whether oral or written, between the parties relating to the subject matter hereof, and all past courses of dealing or industry custom. The terms and conditions of this Agreement shall prevail over any conflicting purchase order, sales acknowledgement, or other written instrument submitted by Licensee in connection with the Binary Software.

1.13.2.               Amendment.  Neither this Agreement nor any document made a part hereof may be amended, modified or waived in any respect whatsoever except pursuant to a written instrument signed by an authorized representative of each party hereto.

1.13.3.               Waiver.  No delay on the part of either party in exercising any right or remedy nor any failure to enforce compliance under this Agreement shall operate as a waiver thereof, unless expressly agreed to in writing by such party.  Any such written waiver must refer to a specific failure to comply and shall not have the effect of waiving any subsequent failures to comply.  The single or partial exercise of any right or remedy under this Agreement by either party shall not preclude any other or further exercise of such right or remedy.

1.13.4.               Severability. It is the intention of the parties that, if any provision of this Agreement shall be held invalid or unenforceable in any respect, such provision shall be enforced to the maximum extent permitted by law, and that the remaining provisions of this Agreement shall continue in full force and effect.

1.13.5.               Captions:  The headings and captions of this Agreement are inserted for reference convenience and do not define, limit or describe the scope or intent of this Agreement or any particular section, paragraph, or provision.

1.13.6.               Governing Law and Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of the province of Ontario and the laws of Canada applicable thereto, without regard to conflict of laws principles.  Subject to subsection 1.13.7, both parties hereto hereby irrevocably consent to the exclusive jurisdiction of the court of competent jurisdiction in the Province of Ontario for all questions and controversies arising out of this Agreement.

1.13.7.               Dispute Resolution

1.13.7.1.                              Escalation of Disputes.  The parties will use good faith efforts to resolve any dispute, controversy or claim (a “Dispute”) arising out of or in connection with this Agreement or in respect of any defined legal relationship associated therewith during the term of this Agreement or at any time thereafter.  All Disputes will be initially referred to a senior executive of each party for resolution. If such persons are unable to resolve any Dispute within seven (7) business days after such referral, all Dispute will be referred to, and conclusively settled by, arbitration in accordance with the paragraph below.

1.13.7.2.                              Arbitration. Any Dispute that has not been resolved by the procedure set forth in the preceding paragraph will be referred to, and conclusively settled by, arbitration in accordance with the National Arbitration Rules of the ADR Institute of Canada Inc. by one arbitrator designated in conformity with such rules in the City of Toronto, Ontario.  Any award or decision made by an arbitrator appointed under this paragraph is final and binding upon the parties and may be enforced in the same manner as a judgment or order to the same effect and no appeal will lie therefrom.

1.13.7.3.                              Injunctive Relief.  Notwithstanding the provisions of this section, each party will retain the right to seek immediate injunctive relief if, in its reasonable business judgment, such relief is necessary to protect its interests prior to utilizing or completing the dispute resolution processes described in this section, such as, for example, a claim by a party based on a breach of the confidentiality obligations under this Agreement.

1.13.8.               Independent Parties.  The parties are to be considered at all times and for all purposes as independent contractors.  This Agreement does not create and is not intended to create an agency or employment relationship, partnership, joint-venture, or other similar association between the parties.  Neither party shall have the right to bind the other to any agreement with any third party or to incur any obligation or liability on behalf of the other party.  Neither party shall represent, directly or indirectly by conduct, to any third party that it is an agent, employee, partner, or joint-venturer of the other.

1.13.9.               Assignment.  All terms and conditions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, and to their successors and assigns.  This Agreement may not be assigned by either party in whole or in part, without the other party’s prior written consent, which consent shall not be unreasonably withheld or delayed.  Notwithstanding the foregoing, either party may at any time on thirty (30) days written notice to the other assign this Agreement to another party as the result of any merger, acquisition, restructuring or other business reorganization.

1.13.10.         Force Majeure.  Neither party shall be liable for delays nor any failure to perform under this Agreement due to causes beyond its reasonable control and without its negligent or willful misconduct.  Any such excuse for delay shall last only as long as the event remains beyond the reasonable control of the delayed party and provided that the delayed party shall use its best efforts to minimize the delays caused by any such event.   The delayed party must notify the other party promptly upon the occurrence of any such event, or performance by the delayed party shall not be considered excused, and the delayed party shall promptly inform the other party of its plans to resume performance.  However, in the event that such nonperformance continues for a period of 60 days or more, either party may terminate either this Agreement by giving 10 days written notice to the other.

1.13.11.         Right to Reference.  Each party has the right to publicly disclose the existence of the relationship between the parties as defined by this Agreement, general range of Mailboxes served by the Binary Software (i.e., references to “tens of thousands”, “millions”, etc., as the case may be) and other details that the parties agree to in writing in advance of disclosure.  The parties agree to issue a press release announcing this relationship and its general scope at the ISPCON Spring 2007 Conference on May 23-25, 2007, provided that in the event the implementation of the NiM Platform and Webmail AJAX Beta 3 application as set out in subsection 1.3.1(ii) has not been completed prior to such date, such news release shall be issued thirty (30) days following the first Activated Mailbox.

1.13.12.         Non-solicitation: The parties agree that they shall not directly or indirectly recruit, communicate with the intention of recruiting, and/ or solicit the services of any of the other party’s consultants, employees and subcontractors for a period commencing on the Effective Date and ending one (1) year after the termination of this Agreement.

1.13.13.         Notices.  Any notice or communication required to be given under this Agreement shall be in writing and shall be served personally, delivered by courier or sent by certified or registered mail, postage prepaid with return receipt requested, or sent by confirmed facsimile copy addressed to the other party at the address provided below or at such other address as either party shall later designate to the other in writing.  All notices shall be addressed as follows:

To Licensor:	To Licensee:

1 Atlantic Ave., Suite 210	96 Mowat Avenue,
Toronto, Ontario	Toronto, Ontario
M6K 3E7 Canada	M6K 3M1 Canada

Attention: Mauricio De Simone	Attention: Elliot Noss

Telephone: 416.516.4166	Telephone: 416.535.0123
Fax: 416.516.4155	Fax: 416.531-5584

1.13.14.         Counterparts.  This Agreement may be executed in counterparts or facsimile, each of which shall be deemed to be an original and all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, this Agreement has been executed as of the Effective Date.

Nitido Inc.

Per:	/s/ MAURICIO DE SIMONE

Name: Mauricio De Simone

Title: Chief Executive Officer

Tucows Inc.

Per:	/s/ ELLIOT NOSS

Name: Elliot Noss

Title: Chief Executive Officer

ATTACHMENT A

SOFTWARE PRODUCT DESCRIPTION

•                  Nitido AJAX Webmail Beta 3 provides users with access to their emails and contacts in a rich AJAX web experience.  Key features of Nitido AJAX Webmail include:

•                  Email AJAX experience with drag-and-drop and keyboard navigation

•                  IMAP folder management

•                  IMAP connection persistence

•                  Client and server-side caching

•                  Compose and read HTML messages

•                  Email preview modes

•                  Integration into backend email search

•                  Support of email attachments

•                  Address book, contacts and groups management as determined by the back end capabilities

•                  Address auto-complete

•                  Multilingual support including languages with double byte character requirements

•                  Setting management: configuration of settings server for display, preferences, password, vacation message, language selection, signature, blocking lists, filters

•                  Consistent Application Layout: general web site navigation bar, organization section for mail folder, contact categories, groups, etc.

•                  Brandable interfaces

•                  User identity & quota reporting

Nitido AJAX Webmail Beta 3 Screen shot

•                  Nitido NiM Platform Core features of Nitido NiM Platform SDK include:

•                  NiM Runtime:

•                  NiM libraries including the following core services and nuggets:

•                  [******************]

•                  [******************]

•                  [******************]

•                  [******************]

•                  [******************]

•                  [******************]

•                  [******************]

•                  [******************]

•                  [******************]

•                  [******************]

•                  NiM Build Environment

•                  Pre-configured source code repository

•                  Infrastructure libraries required to build and extend NiM-based applications

•                  Pre-configured build scripts based on “ant” for compiling and releasing new versions of Nitido’s Webmail AJAX Beta 3

•                  Nitido Webmail AJAX Beta 3 client application modules, application canvas, Nitido NiM lite JavaScript, mail controller, address book controller and Settings controller

•                  Nitido NiM documentation including Javadocs, code samples and programming guide

•                  Nitido Webmail AJAX Beta 3 installation and configuration guide

•                  Nitido WAP Server provides email experience on WAP enabled mobile phones. Core features of the Nitido WAP Server include:

•                  Access to users email from mobile browsers:

•                  Create, read and delete email

•                  Create and delete folders

•                  Move email to folders

•                  Access to address book over mobile browsers:

•                  View and add contacts

•                  View and add groups

•                  Support for WAP 1.0 (WML) and WAP 2.0 (XHTML) browsers

•                  Browser detection for selecting the user experience

•                  Nitido JME Client provides a mobile Java-based experience of email and contacts.  Core features of the Nitido JME Client include:

•                  Rich user interface with simple navigation and screen transitions

•                  Access to users email:

•                  Create, read and delete email

•                  Create and delete folders

•                  Move email to folders

•                  Access to address book:

•                  View and add contacts

•                  View and add groups

•                  Disconnected state management:

•                  Local caching of emails and contacts

•                  Local search and network search

ATTACHMENT B

FEES

Any capitalized terms used but not defined in this Attachment B shall have the meaning specified in subsection 1.1.2 of this Agreement.

1.              Implementation Fee

One-time Implementation Fee:  [******************]

•                  Fee is due and payable upon implementation of the NiM Platform and Webmail AJAX Beta 3 application as set out in subsection 1.3.1(ii).

2.              Maintenance Subscription Fees

Maintenance Subscription Fee:  [******************] of Net Revenue per Activated Mailbox, subject to [************************************************************************* **************].

•                  Effective October 1, 2007, the minimum Maintenance Subscription Fee payable per calendar month shall be [******************]

•                  Fees are due and payable in arrears on a quarterly basis pursuant to subsection 1.8.2.

3.              Support Fees

Included in Maintenance Subscription Fee: [******************************************** ******].

•                  Unused hours of included Support Services for a given Contract Year may not be rolled over to any subsequent Contract Year.

Additional Support Services available in prepaid blocks:  [******************]

•                  Unused hours of prepaid Support Services shall expire twelve (12) months from the date of purchase.

4.              Consulting Fees

Consulting Fees for professional services (including integration, development and training services):  [********] per hour

•                  Consulting services shall be defined in a written statement of work (an “SOW”) prepared by mutual agreement of the parties

•                  Fees charged are subject to the schedule restrictions pursuant to subsection 1.5.7.

All prices quoted are in US Dollars.

ATTACHMENT C

SUPPORT SERVICES

This Attachment C describes the procedures for support and service level objectives to be provided by Licensor to Licensee for the Binary Software.  Support is to be continuously available, 24 hours a day, 7 days a week, and 365 days a year via a single consistent process, as set forth in this Attachment C.

Support services shall be provided for the Binary Software (including Updates, if any) but specifically exclude support for [***********] Enhancements or Custom Software unless such support is expressly stipulated in the applicable SOW.  Licensor’s support function is to ensure that the Binary Software remains in compliance with the Specifications and that all reported Defects are resolved in accordance with this Attachment C.

Any capitalized terms used but not defined in this Attachment C shall have the meaning specified in subsection 1.1.2 of this Agreement.

1.0                               DEFINITIONS

1.1                                                “Licensee Escalation Contacts” means the Licensee employees set forth in Section 2.1 of this Attachment C.

1.2                                                “Licensor Escalation Contacts” means the Licensor employees designated by Licensor pursuant to Section 2.1 of this Attachment C.

1.3                                                “Resolution” means a solution or fix to a reported Defect.

1.4                                                “Response” means a callback by a Licensor support specialist for the purpose of initiating resolution of a Defect after Licensee provides a Support Request to Licensor.

1.5                                                “Response Time” means the time period from the moment Licensor receives a Support Request to the moment Licensee receives a Response.

1.6                                                “Severity Level” means one of the five categories listed below which describe the seriousness of a Defect

a) Priority 1 (P1) or CRITICAL DEFECTS: means all or a critical part of the Binary Software is unusable, causing immediate and significant business impact to Licensee. Examples of Critical Defects include but are not limited to:

•                  A large number of Users are not able to access the Binary Software. The access required is deemed urgent and demands immediate attention, or the system is business critical;

•                  The Binary Software is out of service, there is significant ongoing loss of functionality of the Binary Software, or an Update is in danger of being backed out;

•                  The Binary Software is available but the time taken to access the Hosted Email Services through the Binary Software is so long that it renders the Binary Software unusable and the delay is not attributable to third party elements of the Hosted Email Services;

•                  A Software malfunction that has frequent or major impact on Users; and

•                  Frequent failure of the Binary Software or risk of frequent failure such that Licensee cannot conduct business as a result of lost operations or continual interruptions to the normal functioning of the Binary Software.

b) Priority 2 (P2) or MAJOR DEFECT: means a significant, but not immediately critical, part of the Binary Software is unusable, creating some business impact. Examples of Major Defects include but are not limited to:

•                  Some Users are unable to access the Binary Software where no alternative methods of access are available;

•                  Failure of an important feature of the Binary Software resulting in inconvenience to Users;

•                  A feature of the Binary Software is performing differently in a material way from the description of that feature in the Specifications.

•                  The ability for Users to access the Hosted Email Services through the Binary Software is interrupted and/or there is a risk of recurrence. There may be a significant impact upon Licensee’s ability to do business or other evidence of performance degradation, loss of fault tolerance, or intermittent failure and interruptions;

•                  Major impact on the functionality of the Binary Software without preventing the Binary Software from meeting their primary requirements; and

•                  A problem that is likely to become a P1 where not resolved within Defect Resolution targets.

c) Priority 3 (P3) or MINOR DEFECT: means disruption of a single element of the Binary Software that does not affect the use of the Binary Software and has minimal impact upon business operations. It is a localized or isolated operational nuisance that includes incorrect operation of minor functionality.  Examples of Minor Defects include but are not limited to:

•                  One or more Users are  unable to access the Binary Software and alternative access or Workarounds are available;

•                  Loss of non business-critical features functionality that has an infrequent or minor impact on Users;

•                  Configuration discrepancies; and/or other Software issues, localized or isolated operational nuisance that include incorrect operation of minor functionality, cosmetic errors or Documentation errors that are not affecting the Binary Software; and

•                  Loss of application or data with a Workaround where there is no impact to service.

e) Priority 4 (P4) or NO IMPACT (Non-Service Affecting Defect): means a non-urgent or cosmetic problem, causing inconvenience only. A Workaround is available and any Defects will be corrected in a future Update(s). Examples of Non- Service Affecting Defects include but are not limited to:

•                  A request for information or query;

•                  Basic questions about Software functionality;

•                  Specific User’s issues that cannot be addressed by support tools;

•                  Cosmetic errors or issues;

•                  Documentation errors;

•                  Defects for features or behavior that works correctly, but in an awkward or non-optimal manner;

•                  Minor Defects for features or behaviors that are minor or subjective and may not be specifically addressed in the requirements; and

•                  Suggested improvement for incorporation into future builds or incorporation into future Updates.

1.7                                                “Support Levels” means the three levels of technical support utilized to resolve Support Requests from Licensee.  Licensee must ensure that all Support Requests from Affiliates and Customers are made directly to Licensee and not to Licensor.  The Support Levels are defined as follows:

a)              1st Line Support/Tier 1 Support means initial point of contact for Users is Licensee Customer Service and the Customer Service operations of Affiliates for their respective Users.  Licensee Customer Service will respond to subscriber inquiries submitted by either phone or email.

b)             2nd Line Support/Tier 2 Support means where problems cannot be solved by 1st Line Support /Tier 1 Support, these will then be passed to Licensee’s Development and Operations, 2nd Line Support / Tier 2 Support to resolve or referred to 3rd Line Support/Tier 3 Support.

c)              3rd Line Support/Tier 3 Support means where problems cannot be resolved by 2nd Line Support / Tier 2 Support, Licensee’s Development and Operations will direct the problem to Licensor for Resolution.

1.8                                                “Support Request” means either (i) a question regarding the use of the Binary Software, or (ii) the reporting of a suspected Defect.

1.9                                                “User” means a Customer or an end user / subscriber of a Customer, as the case may be.

“Workaround” means a method of avoiding or temporarily fixing a Defect

2.1          Support / Support Request Procedures

a) Licensee will conduct all Tier 1 and Tier 2 Support for its Users and Tier 2 Support for its Affiliates. Licensee’s Affiliates will conduct Tier 1 Support for their Users. If Licensee cannot resolve a Defect through Tier 2 Support, Licensee may provide a Support Request to Licensor for P1 and P2 Defects, by telephone at the number set forth in Section 2.1 (g) of this Attachment C and will be followed up by email where Licensor advises it is necessary to do so.   P3 and P4 Defects will be reported either by email at the address set forth in Section 2.1 (g) of this Attachment C or by entering the applicable Defect at the Licensor technical support website.  The Licensee support contact shall orally report, email or enter the appropriate proposed Severity Level, as applicable, based on the definitions for same set forth in Section 1.6 of this Attachment C.  In the event that Licensee is unable to submit P3 and P4 Support Requests by email or by entering the Defect at the Licensor technical support website due to technical difficulties, the website not being available or not working properly, then Licensee shall be permitted to initiate such Support Requests by contacting the Level One Licensor Escalation Contact.

b) After receiving a Support Request from a Licensee support contact, Licensor shall initiate a Response and a case number for the applicable Defect (“Case Number”).

c) Licensor may review the proposed Severity Level for a Defect.  If Licensor does not agree with Licensee’s proposed Severity Level, Licensor shall begin working to resolve the applicable Defect in accordance with the time periods set forth in Section 3.5 of this Attachment C for the proposed Severity Level, and Licensor shall contact Licensee to resolve the disagreement.  If the parties do not agree on the proposed Severity Level, the dispute shall be escalated to the applicable Escalation Contacts of each party for resolution in good faith.

d) If Licensee believes that Licensor is not working to resolve a Defect with the urgency required by this Attachment C, Licensee may, acting reasonably and in good faith, escalate the matter to the applicable Escalation Contacts for resolution.

e) If Licensor believes that Licensee’s proposed Severity Levels are routinely incorrect, Licensor may escalate the matter to the applicable Escalation Contacts for resolution.

f) Licensor may, at any time and at its sole discretion, choose to move a Support Request to a higher Severity Level.

g) The Escalation Contacts for both Licensor and Licensee are as follows:

Licensor Escalation Contacts:

Level One – Licensor Help Desk (9:00 am - 5:00 pm EST)

Phone Number:   (416) 516-4166 - Dial 0 if the Admin does not answer

Fax Number:       (416) 516-4155

Email:                  support@nitido.com

Note:  For hours outside of 9:00 am - 5:00 pm, Licensee will page the Licensor Help Desk at (416) 442-4166 and provide a number for callback.

Level Two –  [******************]

Phone Number:   (416) 516-4166

Cell Number:      [******************]

Fax Number:       (416) 516-4155

Email:                 [******************]

Level Three – [******************]

Phone Number:   (416) 516-4166

Cell Number:      [******************]

Fax Number:       (416) 516-4155

Email:                 [******************]

Licensee Escalation Contacts:

Level One –  [******************]

Phone Number:   [******************]

Email:                 [******************]

Level Two – [******************]

Phone Number:   [******************]

Cell Number:      [******************]

Fax Number:       [******************]

Email:                 [******************]

Level Three – [******************]

Phone Number:   [******************]

Fax Number:       [******************]

Email:                 [******************]

3.0   LICENSOR RESPONSIBILITIES

3.1                                   Level 1 Support Contacts. Each Party shall appoint an employee to act as its respective Level One contact to coordinate the support of the Binary Software in accordance with this Attachment C.  Either Party may change the individual designated as its Level One contact by written notice to the other.

In addition to providing applicable Level One Support, the Level One contacts shall be responsible within their respective companies:

i. For establishing support monitoring and reporting procedures and for evaluating whether or not the implementation of the parties’ support obligations complies with the terms set forth in this Attachment C.

ii. For scheduling and conducting joint Licensee and Licensor support review meetings to discuss Support Services issues relating to the maintenance and support of the Binary Software, at mutually agreed upon times and places.

3.2                                 P1 & P2 Problem Management   The Licensor Level One contact will invoke the appropriate service resources and processes to resolve a P1 & P2 Defect in accordance with the terms of this Attachment C.

3.3                               Relief For Defects.    Licensor shall provide Tier 3 Support for Resolutions or Workarounds for Defects in accordance with the terms of this Attachment C.

3.4                                 Service Request Resolution.  Licensor shall not be responsible for any Defects that are caused by Licensee’s or any third party equipment or third party software that is part of the Hosted Email Services and/or third party equipment or third party software residing in Licensee’s network.  If the parties do not agree on whether a Defect is caused by such Licensee / third party software or equipment, the dispute shall be escalated to the applicable Escalation Contacts of each party for resolution in good faith.  Notwithstanding the foregoing, Licensor will work with Licensee and third party vendors to resolve a suspected Defect in accordance with the terms of this Attachment C until it is demonstrated that such suspected Defect is not a result of the Binary Software.

3.5                                 Response Times and Escalation Procedure.   Licensor shall use commercially reasonable efforts to provide its support service obligations in accordance with the time periods set forth in the following table:

Targeted Response and Resolution Times for Defects:

Defect Severity Level	Response Time	Workaround or Resolution	Resolution if Work- around provided as interim fix to a Defect:
Critical (P1)	[******************]	[******************]	[******************]
Major (P2)	[******************]	[******************]	[******************]
Minor (P3)	[******************]	[******************]	Next scheduled Update
No Impact (P4)	[******************]	Next scheduled Update	Agreed scheduled Update

For Critical (P1) Defects, if a Workaround or Resolution is not provided within [******************], the Level Three Escalation Contacts set forth in Section 2.1(g) of this Attachment C shall discuss the nature of the Defect and the proposed steps to be undertaken to provide relief through either a Workaround or Resolution.  If the Defect remains unresolved at [******************], the Vice-President of Development and Operations for Licensee, will discuss the Defect and the proposed steps for resolution with the Vice President of Development for Licensor.  In addition, the Parties shall participate in update calls at the Vice-President levels, at least [******************], at a mutually agreed upon time, until either a Workaround or Resolution is provided by Licensor.

For Major (P2) Defects, if a Workaround or Resolution is not provided within [******************], the Level Three Escalation Contacts set forth in Section 2.1 (g) of this Attachment C shall discuss the nature of the Defect and the proposed steps to be undertaken to provide relief through either a Workaround or Resolution.  If the Defect remains unresolved at [******************], the Vice-President of Development and Operations for Licensee, will discuss the Defect and the proposed steps for resolution with the Vice President of Development for Licensor.  In addition, the Parties shall participate in update calls at the Vice-President levels, at least [******************], at a mutually agreed upon time, until either a Workaround or Resolution is provided by Licensor.

As part of Licensor’s 3rd Line Support obligations, Licensor will respond to Support Requests from Licensee twenty-four (24) hours a day, seven (7) days a week, three hundred and sixty-five (365) days a year, including national holidays in both the United States and Canada, in accordance with the time periods set forth in the table above.

3rd Line Support will be performed at Licensee’s facility or at Licensor’s facility depending on the severity of the issue and recommended resolution, in accordance with Section 3.7 of this Attachment C.

3.6                                 Defect Correction Reporting.  Licensor will notify Licensee when (i) a Workaround or a Resolution has been provided by Licensor for a reported Defect and the nature of such Workaround or Resolution Workaround and (ii) when Licensor has a reasonable belief that a Resolution will not be available within the time frames specified above in Section 3.5 of this Attachment C.

3.7                                 On-Site Technical Service.   If Licensor is unable to resolve a Critical or Major Defect at Licensor’s location, it shall provide on-site support by sending a qualified Licensor technical support representative to the applicable Licensee site to diagnose and resolve the Defect.  Licensor shall make reasonable efforts to have a qualified technical representative available at such Licensee site within the shortest time reasonably possible provided that Licensee shall reimburse Licensor for reasonable travel and living expenses for Licensor resources that have to be dispatched from the United States to Canada and similarly from Canada to the United States.  Licensee shall not be responsible for reimbursing Licensor for local travel required to fulfill the Licensor obligations under this Attachment C.

3.8                                 Licensor Reporting.   Licensor shall provide to Licensee, on a quarterly basis, a report, in a mutually agreed upon format, listing the following information in response to a problem tracked in accordance with the Support Services provided hereunder:

•                  all known Defects in the Binary Software and the classification of each;

•                  any Resolutions or fixes;

•                  any available Workarounds; and

•                  number of calls made to Licensor for support and the nature of the requests and the average response time.

3.9                                 Status Reports.   Licensor shall provide a “Status Report” on Critical (P1), Major (P2) and Minor (P3) Defects reported by Licensee.  For Defects which have been resolved, the Status Report (or post mortem) will be provided within 24 hours of resolving the event and shall include the case number and the closing resolution for the Defect, including any Resolution or Workaround provided by Licensor.  If a Workaround was provided to resolve Critical (P1) or Major (P2) Defects, the Status Report shall also include the date Licensor expects to provide a Resolution for the applicable Defect, provided that such date shall be an estimate only and Licensor shall not be required to deliver a Resolution by such date.  A case number will not be closed until both parties agrees that the applicable Defect has been resolved, and the Workaround or Resolution has been installed or completed, as applicable, which agreement shall not be unreasonably withheld or delayed.  For case numbers that have not yet been resolved, the Status Report shall include the Case Number, a Defect resolution plan, and a description of any known Workaround.

Any maintenance windows required for purposes of providing Support Services under this Attachment C shall be with the consent of Licensee, not to be unreasonably withheld or delayed.

3.10                           Service Level Objective.  While the Response, Workaround and Resolution times set forth in Section 3.5 of this Attachment C, constitute targeted goals for the Support Services to be provided by Licensor to Licensee, it is understood that Licensor shall use all reasonable commercial efforts to attempt to respond and resolve any Defects within the target times specified in Section 3.5 of this Attachment C [******************] of the time during each Contract Year.  Sporadic failures to meet these targeted times shall not constitute a failure to perform a material provision of this Section.

3.11                           Continuous Support For Critical (P1), or Major (P2) Defects.  Licensor shall provide continual support through event Resolution on Critical (P1) and Major (P2) Defects, once a Critical (P1) and Major (P2) Defect is reported by Licensee.

3.12                         Repetitive Events & Remediation Plans.  If two (2) or more P1 events or three (3) or more P2 events occur in any twelve (12) month period, then Licensor will provide to Licensee, within fifteen (15) days of written request, a remediation plan indicating, in detail, what steps will be taken to remediate the cause of the events (the “Remediation Plan”).  Licensor will use all commercially reasonable efforts to comply with any suggestions or revisions to the Remediation Plan that Licensee provides, and must complete the work described in the Remediation Plan within thirty (30) days.

4.0   LICENSEE RESPONSIBILITIES

4.1                               Licensor and Licensee will exchange ticket numbers for tracking Defects, beginning at the initial report of trouble by either party.

4.2                               Licensee will provide dedicated and knowledgeable technical support personnel and continual support through resolution on all Defects reported to Licensor’s technical support center.

4.3                               Licensee will use reasonable efforts to provide all material information to Licensor’s technical support center when requesting technical support and will be promptly available for clarification calls as appropriate.

4.4                               Licensee will be responsible for initial technical fault diagnosis on notification of fault from Tier 1 support and fault prioritization.

4.5                               Licensee will be responsible for the management of all faults reported to Tier 2 Support and will include managing Licensee’s third party suppliers.

4.6                               Licensee will reasonably inform Licensor of any planned changes to Licensee’s Hosted Email System. If the planned changes require modifications to the Binary Software, Licensee and Licensor will negotiate a SOW to implement the necessary changes to the Binary Software subject to the availability of Licensor’s resources. Licensee will coordinate the scheduling of any such work with the suppliers involved.

ATTACHMENT D

SERVICE PROVIDER AGREEMENT

SERVICE PROVIDER AGREEMENT (“AGREEMENT”)

TO ALLOW FOR

THE PROVISION OF EMAIL SERVICES

(Email and Email Defense)

This Agreement by and between:

TUCOWS.COM CO.

(“Tucows”)

- and -

THE RESELLER SIGNING BELOW

(“Reseller”)

WHEREAS Tucows provides an email service and an email defense service including anti-spam, anti-virus and content and attachment filtering features all more particularly defined below; and

WHEREAS Reseller wishes to provide one or more of the aforementioned services to its customers;

WHEREAS Tucows and Reseller have entered into a software services agreement effective March 19, 2007 (the “Master Agreement”) pursuant to which Tucows agreed to provide to Reseller 200,000 mailboxes with the aforementioned services at no additional charge, in accordance with the terms of this Agreement;

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NOW, THEREFORE, in consideration of the mutual promises herein and for other consideration, the receipt and sufficiency of which are hereby acknowledged, Tucows and Reseller, intending to be legally bound, hereby agree as follows:

1.                                      DEFINITIONS

(a)                                  “API” means the set of technical specifications making up the Application Program Interface;

(b)                                 “Agreement” means this document, and all its schedules and other documents incorporated by reference.

(c)                                  “Bulk email” means unsolicited email sent en masse, is deemed to include a group of approximately five hundred (500) or more emails with substantially similar content; however, Tucows retains the right, acting in good faith, to determine whether any particular transmission is a Bulk email.

(d)                                 “Content” means any information, data, text, software, music, sound, photographs, video, messages or other materials transmitted using the Email Service or Email Defense Service;

(e)                                  “Effective Date” shall mean March 19, 2007.

(f)                                    “Email Service” means the email service offered by Tucows that will allow Reseller to sell, or have sold through Reseller’s subdistributors, to Users an email service that incorporates provisioning services, email administration capabilities, the email application itself; all more particularly described in Section 2 below and any additional service (other than the Email Defence service) agreed to by the parties from time to time (which may include, if so agreed, and upon the terms to be agreed);

(g)                                 “Email Defense Service” means the packaged services offered by Tucows that will allow Reseller to sell, or have sold through Resller’s subdistributors, to Users an anti-spam, inbound anti-virus, and content and attachment filtering service, more particularly described in Section 2 below; and any additional service agreed to by the parties from time to time (which may include, if so agreed, and upon the terms to be agreed, outbound anti-virus, and outbound content and attachment filtering);

(h)                                 “End User Agreement” or “EULA” means the end user agreement between Reseller or Reseller’s subdistributors and their respective Users.

(i)                                     “Fee(s)” mean the monies payable for the Email Service and Email Defense Service selected by Reseller in accordance with Section 4 herein;

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(j)                                     “Junk email” means unsolicited commercial email, a.k.a. spam email;

(k)                                  “Open Relay” means an STMP email server that allows third party relay of email messages;

(l)                                     “Prohibited Use” means those actions outlined in Section 3.2 herein;

(m)                               “Software” means reference client software provided by Tucows to Reseller;

(n)                                 “Term” has the meaning outlined in Section 5 of this Agreement;

(o)                                 “User” means an individual or entity employing an email address that contracts with Reseller or with a subdistributor of Reseller to receive any one or more components of the Email Service, or the Email Defence Service, and who, in either case, acquires the Email Service or the Email Defence Service for its own internal use, rather than for resale or redistribution;

(p)                                 “Virus” means a piece of program code, including a self replicating element, usually disguised as something else that causes an unexpected and undesirable event and which is designed so that it may infect other computer systems;

2.                                      SERVICES PROVIDED

2.1                                 Tucows Email Service is available as the following offering:

(a)                                  The Email Service includes mailbox accounts and email forwarding accounts.  Email Forwarding account will be released as part of the Email Service as part of a future release.

(b)                                 The Email Service enables a mailbox (i.e., email address) to send and receive email.

(c)                                  The Email Service features include WebMail access to the mailbox.

(d)                                 The Email Service enables a User to use features of the mailbox to personalize settings (e.g., auto-responder, mail folders, address book folders, etc.) through a WebMail interface.

(e)                                  Each mailbox includes 2GB storage per mailbox with a 25MB size limit per attachment, with additional storage available as a feature upgrade.

(f)                                    The Email Service includes virus filtering.  Virus filtering may not be able to scan certain email attachments, which are under the direct control of the sender (such as password protected and/or encrypted attachments).

(g)                                 The Email Service includes an IMAP upgrade.

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(h)                                 The Email Service administration tool provides mailbox and email forward account configuration for the User in conjunction with the Email Service.  The administrative tool is made available to User administrators through a password-protected website.

(i)                                     The Email Service includes email forwarding accounts that allow mail to be forwarded from this email address to another email address.  An email forwarding account does not include any email storage as mail is simply fowarded to another email address.

(j)                                     Tucows may from time to time provide enhancements to the Email Service and the administration tool at no additional charge to Reseller.

(k)                                  Nothing in this agreement shall restrict the Reseller’s ability to set retail prices.

2.2                                 Tucows Email Defense Service is available as the following offering:

(a)                                  Anti-Spam Feature:  Email messages will be filtered using Junk email detection rules and techniques to determine if the message is considered Junk email.

(b)                                 Anti-Virus Feature:  Inbound email messages will be filtered to detect viruses.

(c)                                  Content and Attachment Filtering:  Inbound email messages will be filtered based on content keyword and attachment types and size policies that are set.

(d)                                 The Email Defense Service administration tool provides email filtering configuration for the User in conjunction with the Email Defense Service. The administration tool is made available to User administrators through a password-protected website.

(e)                                  The Email Defense Service scans the User’s incoming email and performs filtering according to each User’s configuration and the features to which the User has subscribed.

(f)                                    Subscribing Users may configure the Email Defense Service to quarantine suspect email. Quarantined email will be retained for a period of seven (7) days.  Tucows reserves the right to modify the quarantine period for specific domains, or for the entire Email Defense Service with or without prior notice, to avoid space capacity or system performance issues which jeopardize the technical or economic viability of the services offered, or the system used to implement the services, so long as notice is provided within a reasonable time after the modification.

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(g)                                 Tucows may from time to time provide enhancements to the Email Defense Service and the administration tool at no additional charge to Reseller.

(h)                                 The Email Defense Service is only available to Users whose email systems are directly and permanently connected to the Internet with a fixed IP address.

(i)                                     The Email Defense Service may not be able to scan certain email attachments, which are under the direct control of the sender (such as password protected and/or encrypted attachments).

(j)                                     Nothing in this agreement shall restrict the Reseller’s ability to set retail prices.

2.3                                 Tucows may provide to Reseller, reference client software (the “Software”), and/or a set of technical specifications making up the Application Program Interface (the “API”), either of which will enable Reseller to develop its system to facilitate the resale of the Email Service and Email Defense Service to Users.  Subject to the terms of this Agreement, if Tucows provides Reseller with the Software, API, or both, Tucows  grants Reseller and Reseller’s subdistributors a non-exclusive, non-transferable worldwide limited license to use the Software and/or API, solely to enable Reseller and Reseller’s subdistributors to offer the Email Service and Email Defense Service to Users. Tucows may from time to time make modifications to the Software and the API licensed hereunder that will enhance functionality or otherwise improve its functionality. All rights not specifically granted to Reseller and Reseller’s subdistributors are reserved by Tucows, including all intellectual property and moral rights.

2.4                                 Tucows will not directly market other services or products to Users and will not give, sell, lease, license or rent the User lists to any third party (unless required by law), to allow such third party to directly market other services or products to Users, without Reseller consent, which may be withheld at Reseller’s sole discretion.

3.                                      RESELLER OBLIGATIONS

3.1                                 Reseller shall be responsible for providing customer service, billing, technical support and customer interface to accept orders from Users. As part of its registration of all Users during the Term, Reseller shall submit all data elements as specified in the interface to the Email Service and Email Defense Service using the appropriate Tucows protocols.

3.2                                 Reseller shall comply with, and shall require that Users comply with, all generally applicable policies of Tucows that may be reasonably established from time to time to assure sound, safe and legal operation regarding the use of the Email Service and Email Defense Service. Without limitation, Reseller agrees, and shall require that each and every User agrees, not to: (i) send any Content that is unlawful, harmful,

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threatening, abusive, vulgar, invasive of another’s privacy or otherwise objectionable, (ii) forge headers or otherwise manipulate identifiers in order to disguise the origin of any Content, (iii) transmit any Content that User does not have a right to make available, (iv) transmit through the Email Service or Email Defense Service any Junk email, Viruses or Bulk email; (v) allow its systems to serve as an Open Relay; (vi) interfere with or disrupt the Email Service or Email Defense Service or any networks connected to the Email Service or Email Defense Service; (vii) transmit obscene or pornographic material; (viii) take any action that imposes an unreasonable or disproportionately large load on Tucows’ infrastructure providing the Email Service and Email Defense Service; (ix) impersonate any person or entity or falsely state or otherwise misrepresent an affiliation with a person or entity; (x) use the Email Service and Email Defense Service for any purpose that is in violation of any applicable law or is otherwise an infringement on the rights of any person or entity; (xii) modify, decompile, reverse engineer, disassemble or reproduce any of Tucows’ licensed or owned software, systems, applications or components used in providing the Email Service and Email Defense Service; or (xiii) use deceptive, misleading or unethical practices that are or might be detrimental to Tucows or Users or the general public.

3.3                                 With respect to the Email Defense Service, Reseller agrees not to permit its email server or, where and to the extent applicable, those of its Users, to allow Open Relay. Tucows may from time to time test a Reseller or User’s email server to ensure that neither the Reseller nor its User’s email service supports Open Relay.

3.4                                 Reseller acknowledges and agrees that each User must agree to be bound by the terms and conditions of an EULA no less protective of Tucows than the form Tucows shall post on its website from time to time at http://resellers.tucows.com/contracts/EmailServicesEULAv1.0.pdf.

3.5                                 Reseller agrees it will not give, sell, lease, license or rent the User lists to any third party (unless required by law), to allow such third party to directly market other services or products to Users except in compliance with all applicable privacy laws and regulations.

3.6                                 Reseller acknowledges that Tucows may supply any or all of the Software, API, Email Services or Email Defense Services on its own behalf, or as a sublicensor or reseller on behalf of a third party supplier, and may substitute such third party suppliers without notice. Reseller acknowledges termination by Tucows of the Email Services or Email Defense Services, or any component thereof, may result in a termination under 5.1, but not under 5.2.

3.7                                 Reseller agrees to permit, and agrees the EULA shall permit, Tucows to modify any domain and User settings with no notice, including without limitation, altering settings so that Junk email is denied, rather than being quarantined, to avoid space capacity and system performance issues that

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jeopardize the technical or economic viability of the services offered, or the system used to implement the services, so long as notice is provided within a reasonable time after the modification.

3.8                                 Reseller will, at its sole cost and expense, obtain any and all permits and licenses necessary in connection with its performance of this Agreement, and will comply with all applicable laws and regulations.

3.9                                 Reseller will have the right to advertise, promote and distribute the Tucows Email Service and Email Defense Service under the Tucows Trademarks (as defined below). Tucows hereby grants to Reseller a license to use the Tucows Trademarks solely in connection with its advertising, promotion and distribution of the Tucows Email Services and Email Defense Services which it is entitled to offer under this Agreement. Reseller’s use of the Tucows Trademarks must comply with any guidelines issued by Tucows with respect thereto.

3.10                           “Tucows Trademarks” means all names, marks, logos, designs, trade dress and other brand designations used by Tucows in connection with its products and services that Reseller has a right to offer pursuant to this Agreement. In performing its obligations hereunder, Reseller may refer to the Tucows Email Service and Email Defense Service it is entitled to offer, (and associated Tucows products and services or features), by the associated Tucows Trademarks, provided that such reference is not misleading and complies with any guidelines issued by Tucows from time to time. Except as set forth in this Section 3.10, Reseller is granted no right, title or license to, or interest in, any Tucows Trademarks. Reseller acknowledges and agrees that any use of the Tucows Trademarks by Reseller will enure to the sole benefit of Tucows. If Reseller acquires any rights in any Tucows Trademarks by operation of law or otherwise, it will immediately, at no cost or expense to Tucows, assign such rights to Tucows along with all associated goodwill.

4.                                      FEES

4.1                                 Pursuant to the Master Agreement, Reseller shall receive up to two hundred thousand (200,000) email boxes (if and when requested by Licensor) with both the Email Service and Email Defense Service for a period of three (3) years commencing on the Effective Date at no charge to Reseller.  In the event that Reseller requires email boxes in excess of two hundred thousand (200,000), then Reseller will pay for them as set forth on Schedule A.  Tucows shall provide Reseller a statement based on the number of User mailboxes subscribing to the Email Service and Email Defense Service and the amounts owing for such email boxes in excess of two hundred thousdand (200,000).  Nitido shall pay fees owing, if any, within forty five (45) days of receiving such services delivery report from Tucows.

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4.2                                 Any fees or charges not paid by Reseller within the time periods specified in this Agreement shall bear interest at the then current prime rate of interest of the Bank of Montreal plus two percent annually, calculated monthly on such overdue balances.

4.3                                 Reseller bears all risk and responsibility associated with billings to and collections from Users, and bad debt.

4.4                                 Payment may be submitted by Reseller in the following manners:

(a)                                  Via wire transfer to:

Beneficiary Bank:	HSBC Bank Canada,
70 York Street
Toronto
SWIFT:	HKBCCATT
Beneficiary Name:	Tucows.com Co
Beneficiary A/C No:	002-348624-070

Reseller agrees that all wire transfer charges will be the responsibility of the remitter.

(b)                                 Via cheque made payable to Tucows.com Co. and delivered to:

Tucows.com Co.
96 Mowat Avenue
Toronto, Ontario M6K 3M1
CANADA

(c)                                  Via credit card by submitting a signed copy of the form made available for such purpose on Tucows’ website (http://resellers.tucows.com/ccpayment.pdf).

4.5                                 Tucows reserves the right to change the fees and the process for handling insufficient funds upon notice to Reseller.

5.                                      TERM OF AGREEMENT

5.1                                 This Agreement shall commence on the Effective Date and continue for three (3) years from the Effective Date, unless earlier terminated by the first of any of the following events:  (i) termination by Reseller upon thirty (30) days written notice to Tucows; (ii) s.5.2 termination for cause; or (iii) Tucows’ election to terminate its Email Service and Email Defense Service offering, or any component thereof, in which case Tucows shall endeavour to provide Reseller with reasonable notice of same and use commercially reasonable efforts to service all existing Users for a commercially reasonable transition period, but shall in no event be obliged beyond the User’s unexpired term for which Tucows has been paid.

5.2                                 If either Party (or, in the case of Reseller, an agent of Reseller) materially breaches any term of this Agreement, and such breach is not cured within

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thirty calendar days after written notice thereof is given by the other Party, then the non-breaching Party may, by giving written notice thereof to the other Party, terminate this Agreement as of the date specified in such notice of termination.

5.3                                 In addition to the foregoing termination rights, if Tucows, in its reasonable discretion, determines that Reseller has breached any provision of this Agreement, is in violation of any Email Service and Email Defense Service policy or regulation as amended from time to time, has failed to provide adequate support to Users, or is engaging in conduct that breaches or may put Tucows in breach of any law or regulation, Tucows may suspend Reseller’s or Reseller’s Users’ access to the Email Service or Email Defense Service or both, pending the cure of such breach or violation, or change of such conduct, to the Tucows’ satisfaction acting reasonably. Tucows may require Reseller to terminate any User in breach of its EULA or Tucows’ policies, regarding the Email Service the Email Defense Service, or both.

5.4                                 Upon termination, Tucows will assist Reseller as reasonably required to facilitate the migration of User accounts to an alternative service provider of Reseller’s choice with minimal disruption in service to the Users during such migration, provided that Reseller shall pay Tucows reasonable and customarily charged fees for any services rendered by Tucows to facilitate such migration to an alternative service provider.

6.                                      SUPPORT SERVICES

6.1                                 Tucows shall provide telephone, website and email support for Reseller, and Reseller shall bear sole responsibility for providing support to Users with respect to the Email Service and Email Defense Service.  Following the Effective Date, Tucows and Reseller shall negotiate in good faith a support services schedule, to be attached hereto as Schedule B, delineating support severity levels and response / resolution times with respect to same and other customary terms provided to Tucows’ “premium resellers”.

7.                                      MAINTENANCE AND SUSPENSION OF SERVICES

7.1                                 Reseller shall employ all necessary employees, contractors, or agents with sufficient technical training and experience to respond to and fix all technical problems concerning the use of the Email Service and Email Defense Service, the Software, and the API in conjunction with Reseller’s systems. Upon reasonable prior notice to Reseller where possible, Tucows may from time to time perform maintenance on or otherwise suspend and temporarily shut down the Email Service or Email Defense Service or both. Tucows will make commercially reasonable efforts to minimize any disruption of the Email Service and Email Defense Service.

7.2                                 Notwithstanding the foregoing, Tucows may, in its unilateral discretion, immediately suspend the Email Service, the Email Defense Service, or

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both, if Tucows deems it necessary to terminate Prohibited Use, hacking attempts, service attacks or any other malicious activities either directed at or originating from Reseller’s or any User’s domains or servers.

8.                                      SECURITY

8.1                                 Although information transmitted to Tucows is stored in operating environments which Tucows believe are within industry standards for security, Reseller agrees, and shall ensure that its Users are advised and agree, that no data transmission over the Internet can be guaranteed 100% secure. Tucows is not responsible for any interception or interruption of any communications through the Internet.  Reseller agrees that it and its Users are responsible for maintaining the security of access codes, and will ensure its Users are so advised and agree.

9.                                      CONFIDENTIALITY

9.1                                 In the normal operation of the Email Service and Email Defense Service, email messages are processed electronically, and the content is not reviewed by Tucows’ personnel. However, Tucows reserves the right to review and utilize any content of an email or its attachments to observe, study, test, maintain or improve the functioning or performance of the Email Service or Email Defense Service, or both, or to ascertain whether or how a breach of this Agreement or violation of applicable policy has occurred. In addition, some information may be shared on an aggregate basis only as a part of a larger set of statistics (e.g. statistics indicating amount of traffic, success rates, and size of Tucows customers). Tucows may use cookies to store User name, access codes, and application settings to ease site navigation processes.

10.                               THIRD PARTY INFORMATION

10.1                           Independent third parties may supply some or all of the software and information used in one or more components of the Email Service and Email Defense Service (e.g. without limitation Virus definitions). While Tucows makes every effort to ensure the accuracy of all information, Tucows makes no warranty as to the accuracy of any such information.

11.                               REPRESENTATIONS AND WARRANTIES

11.1                           Reseller acknowledges and agrees that Tucows does not guarantee that the Software, API, Email Service or Email Defense Service will meet the requirements of Reseller or its Users. The Software, API, Email Service and Email Defense Service are provided “as is” without any warranty of any kind.

11.2                           Reseller acknowledges that: a) as Viruses are frequently created and distributed, the anti-virus component of the Email Service and the feature of the Email Defense Service is intended to detect only specific known Viruses and some unknown Virus behavior patterns. Tucows does not

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warrant that the Email Service or Email Defense Service will detect all Viruses present on a User’s computer system, network or email server; RESELLER IS ADVISED TO ENSURE IT, AND ITS USERS, HAVE SUFFICIENT CONTENT BACK-UP IN PLACE; and b) purveyors of Bulk Email and Junk Email, are constantly seeking to evade systems designed to block Bulk Email and Junk Email, and that a User may not wish all Bulk Email and Junk Email to be blocked, and that the Bulk Email and Junk Email component of the Email Defense Service will not detect or block all Bulk Email or Junk Email, and may additionally block email which the User did not wish to have blocked. Tucows does not warrant that the Email Defense Service will block all Bulk Email or Junk Email, or only block Bulk Email and Junk Email.

WITH REGARD TO THE SOFTWARE, API, EMAIL SERVICES AND EMAIL DEFENSE SERVICES, AND SUPPORT THEREFORE, AND RIGHT TO PROVIDE SAME, TUCOWS (AND EACH OF ITS SUPPLIERS): A) EXPRESSLY DISCLAIMS ALL WARRANTIES AND/OR CONDITIONS, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, TITLE, NON-INFRINGEMENT, THE IMPLIED WARRANTIES AND CONDITIONS OF MERCHANTABILITY OR SATISFACTORY QUALITY AND FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT OF THIRD PARTY RIGHTS; b) DOES NOT WARRANT THAT THE FUNCTIONS CONTAINED IN ANY OF THE SOFTWARE, API, EMAIL SERVICE OR EMAIL DEFENSE SERVICE SERVICE WILL MEET THE RESELLER’S REQUIREMENTS, OR THAT THE OPERATION OF THE SOFTWARE, API, EMAIL SERVICE OR EMAIL DEFENSE SERVICE, WILL BE UNINTERRUPTED OR ERROR-FREE, OR THAT DEFECTS IN THE SOFTWARE, API, EMAIL SERVICE OR EMAIL DEFENSE SERVICE WILL BE CORRECTED; AND  C) NEITHER WARRANTS NOR MAKES ANY REPRESENTATIONS REGARDING THE USE OR THE RESULTS OF THE SOFTWARE, API, EMAIL SERVICE OR EMAIL DEFENSE SERVICE, OR RELATED DOCUMENTATION IN TERMS OF THEIR CORRECTNESS, ACCURACY, QUALITY, RELIABILITY, OR OTHERWISE.  SHOULD ANY OR ALL OF THE SOFTWARE, API, EMAIL SERVICE OR EMAIL DEFENSE SERVICE, PROVE DEFECTIVE IN WHOLE OR PART, THE RESELLER ASSUMES THE ENTIRE COST OF ALL NECESSARY SERVICING, REPAIR OR CORRECTION.

NEITHER TUCOWS (INCLUDING ANY OF ITS SUPPLIERS) NOR RESELLER (INCLUDING ANY OF ITS AGENTS OR SUBDISTRIBUTORS) SHALL BE LIABLE TO THE OTHER FOR ANY MISREPRESENTATION, BREACH OF ANY IMPLIED OR EXPRESS WARRANTY OR CONDITION, OR BREACH OF ANY OTHER TERM (INCLUDING A FUNDAMENTAL BREACH OR BREACH OF A FUNDAMENTAL TERM), OR BE OTHERWISE LIABLE IN CONTRACT, TORT, OR OTHERWISE FOR: (A) INDIRECT OR CONSEQUENTIAL LOSS OR DAMAGES; (B) LOSS OF REVENUE; (C) LOSS OF PROFITS; (D) LOSS OF BUSINESS OR GOODWILL; (E) LOSS OF, DAMAGE TO OR CORRUPTION OF DATA, SOFTWARE OR HARDWARE; (F) LOST EMAIL OR (G) PUNITIVE DAMAGES; EVEN IF SUCH OTHER

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PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND EVEN IF THE SOLE REMEDY BELOW FAILS OF ITS ESSENTIAL PURPOSE.

NEITHER PARTY’S MAXIMUM AGGREGATE LIABILITY TO THE OTHER SHALL EXCEED THE TOTAL FEES PAID BY RESELLER HEREUNDER.  SUBJECT TO THE FOREGOING, RESELLER’S SOLE REMEDY IN THE CASE OF ANY LOSS OR DAMAGE RESULTING FROM ANY MISREPRESENTATION, BREACH OF CONTRACT, NEGLIGENCE, ERROR OR DEFECT IN THE PRODUCTS OR SERVICES PROVIDED BY TUCOWS HEREUNDER SHALL BE TERMINATION OF THIS AGREEMENT.

12.                               INDEMNITY

12.1                           Reseller, at its own expense, will indemnify, defend and hold harmless Tucows and its employees, directors, officers, representatives, agents, affiliates and third party beneficiaries (including Tucows’ suppliers), against any claim, suit, action, or other proceeding brought against Tucows based on or arising from any claim or alleged claim (i) relating to any product or service of Reseller, including, but not limited to, Reseller’s advertising, systems and other processes, fees charged, billing practices and customer service; or (ii) relating to any agreement with any User of Reseller.  Reseller will not enter into any settlement or compromise of any such indemnifiable claim without Tucows’ prior written consent, which consent shall not be unreasonably withheld.  Reseller will pay any and all costs, damages, and expenses, including, but not limited to, reasonable attorneys’ fees and costs awarded against or otherwise incurred by Tucows in connection with or arising from any such indemnifiable claim, suit, action or proceeding.  If Tucows is threatened with suit by a third party, it may seek written reiteration of Reseller’s indemnification obligations; any failure by Reseller to provide said written assurance may result in suspension or termination of its account.

13.                               MISCELLANEOUS.

13.1                           This Agreement:

(a)                                  shall be governed and construed in accordance with the laws of Ontario and Canada, excepting its choice of law provisions, and the venue shall be Toronto;

(b)                                 may be executed in two or more counterparts, each deemed an original, and all of which together shall constitute one and the same contract;

(c)                                  may be modified by Tucows without the written consent of Reseller,  so long as the amendment or modification is generally applicable to all Resellers and relates specifically to generally applicable policies of Tucows as contemplated in section 3.2 and its EULA as contemplated in section 3.4

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(d)                                 binds and benefits only the parties and their respective successors and permitted assigns. This Agreement may not be assigned by either party except in connection with an assignment of the Master Agreement as permitted thereunder.

13.2                           Each Party agrees:

(a)                                  it has had the opportunity to obtain independent legal advice for the review and  negotiation hereof, and so ambiguity will not be presumptively construed against Tucows;

(b)                                 all restrictions in this Agreement are reasonable and valid, and waives all defences to  strict enforcement thereof to the fullest extent permitted by law;

(c)                                  a violation of any intellectual property usage, confidentiality, non-solicit or policy related provisions of this Agreement will result in immediate and irreparable damage to the other party which shall then,  in addition to any other rights to relief, be entitled to temporary and permanent injunctions and such other relief as any court of competent jurisdiction may deem just and proper, without posting of any security or proof of actual damage;

(d)                                 neither shall be liable for any delay or failure to perform hereunder if such delay or failure is due to any contingency beyond its reasonable control including acts of God, war, explosion, fire, flood or civil disturbance, or failure of a supplier to fulfill its obligations;

(e)                                  section headings are for ease of reference only, and have no interpretive value;

(f)                                    expiration or termination will not relieve either party from its obligations arising hereunder prior to such expiration or termination. Rights and obligations which by their nature would ordinarily be expected to survive expiration or termination will remain in effect, including but not limited to Sections 5, 8, 10, 11, 12;

(g)                                 to execute such further documents reasonably requested by the other party to achieve the intent of this Agreement;

(h)                                 the Agreement is the entire agreement between the parties, superseding all prior understandings, oral or written, relating to the subject matter of this Agreement.

13.3                           Nothing herein creates an agency, partnership, joint venture, employment, franchise, distributorship, dealership or other similar or special relationship between the parties, who hereby intend to establish the relationship of independent contractors.

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13.4                           No provision hereof shall be deemed waived by any act, delay, omission or acquiescence on the part of either party or their respective employees or agents, nor shall any waiver by either party of a breach or default of a provision by the other, constitute a change in the terms hereof or waive any subsequent breach.

13.5                           All notices shall be in writing and either sent via facsimile, registered mail, courier, or by electronic mail.  Notices shall be deemed received: upon actual receipt, if couriered; on the date indicated in the return receipt, if sent by registered mail; upon confirmation, as evidenced by a fax transmittal sheet; or upon confirmation, as evidenced by a delivery receipt, if sent electronically. All notices should be sent to the attention of the General Counsel, if to Tucows, with a copy to Email Services Product Manager and to the attention of the President, if to Reseller, at the address set forth below.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement effective as of the later date set forth below.

Tucows.com Co.		Reseller:

Signature:	/s/ ELLIOT NOSS	Signature:	/s/ MAURICIO DE SIMONE

Name:	Elliot Noss	Name:	Mauricio De Simone
(Please print)		(Please print)

Title:	Chief Executive Officer	Title:	Chief Executive Officer

Date:	March 20, 2007	Date:	March 20, 2007

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